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                                                               September 6, 2001

                                 MEDIASITE, INC.

                             EMPLOYEE RETENTION PLAN

                                  Introduction
                                  ------------

               The Board of Directors of MediaSite, Inc. (the "Corporation) recognizes that the Corporation may experience a change in control, and that, when a change in control is perceived as imminent, or is occurring, the Corporation and its stockholders and other interested holders will be best served if employees have an incentive to remain employed and see the transaction to a successful conclusion.

               Accordingly, the Board has determined that appropriate steps should be taken to assure the Corporation of the continued employment and dedication to duty of employees and to ensure the availability of their continued service, notwithstanding the possibility, threat or occurrence of a change in control.

               Therefore, in order to fulfill the above purposes, the MediaSite, Inc. Employee Retention Plan is hereby adopted by the Board.

                                    ARTICLE I
                              ESTABLISHMENT OF PLAN
                              ---------------------

               As of the Effective Date, the Corporation has established a compensation plan known as the MediaSite, Inc. Employee Retention Plan as set forth in this document.

                                   ARTICLE II
                                   DEFINITIONS
                                   -----------

               As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise:

               (a) Board. The Board of Directors of the Corporation.
                   -----

               (b) Bonus Amount. The amount of bonus established as described in
                   ------------
Article III and payable to a Participant as described in Section 4.1.

               (c) Bonus Pool. The bonus pool created pursuant to Article III as
                   ----------
adjusted pursuant to Section 3.1(b) hereof.

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                  (d)  Change in Control.  Any of the following:
                       -----------------

                            (i) the merger, reorganization or consolidation of the Corporation (or of any subsidiary or subsidiaries of the Corporation the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole) into or with another corporation if, as a result of such transaction, the stockholders of the Corporation immediately preceding such merger, reorganization or consolidation (solely by virtue of their shares or other securities of the Corporation or the consideration received therefore in such a transaction) shall own less than fifty percent (50%) of the voting securities of the surviving corporation;

                            (ii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all the assets of the Corporation, whether pursuant to a single transaction or a series of related transactions (which assets shall include for these purposes a majority of the outstanding voting interests of such of the Corporation's subsidiaries the assets of which constitute all or substantially all the assets of the Corporation and its subsidiaries taken as a whole);

                            (iii) the sale, transfer or lease (but not including
                  a transfer or lease by pledge or mortgage to a bona fide lender), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of any of the Corporation's subsidiaries the assets of which constitute all or substantially all of the assets of the Corporation and such subsidiaries taken as a whole; or

                            (iv) the sale or transfer, whether in a single transaction or pursuant to a series of related transactions, of securities of the Corporation such that all of the holders of securities of the Corporation which are entitled to vote by virtue of holding such securities with respect to matters that are generally voted on by stockholders of the Corporation (and not any matter requiring an additional class or other special vote) immediately prior to such transaction or series of related transactions do not hold after such transaction securities of the Corporation that constitute more than a majority of the Corporation's voting power.

                  (e)  Change in Control Date.  The date of consummation of a
                       ----------------------
Change in Control.

                  (f)  Corporation.  MediaSite, Inc., a Pennsylvania
                       -----------
corporation, and any Successor.

                  (g)  Corporation Voting Securities.  The combined voting power
                       -----------------------------
of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

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                  (h) Date of Termination.  The effective date of a P
                      -------------------
articipant's termination of employment with the Corporation and its Subsidiaries.

                  (i) Effective Date.  September 6, 2001.
                      --------------

                  (j) Liabilities. Shall mean any indebtedness and liabilities
                      -----------
of the Corporation including any reserves that the Board of Directors reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Corporation other than:

                            (i)   liabilities associated with the Plan;

                            (ii)  Transaction Costs; and

                            (iii) amounts due to holders of the Corporation's
                  Series 2001-A Notes in excess of the face amount of such Notes plus accrued and unpaid interest on such Notes.

                  (k) Outstanding Shares.  At any time, the issued and
                      ------------------
outstanding shares of Common Stock of the Corporation.

                  (l) Participant.  Shall mean each actively employed regular,
                      -----------
full or part-time employee of the Corporation designated as a Participant in accordance with Article III and Dr. Howard Wactlar.

                  (m) Plan.  MediaSite, Inc. Employee Retention Plan, as the
                      ----
same may be amended from time to time.

                  (n) Subsidiary. Any corporation in which the Corporation,
                      ----------
directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.

                  (o) Successor. Another corporation or unincorporated entity or
                      ---------
group of corporations or unincorporated entities which acquires ownership, directly or indirectly, of all or substantially all of the assets of the Corporation.

                  (p) Transaction Costs.  All legal, accounting and investment
                      -----------------
banker fees and costs incurred by the Corporation in connection with a Change in Control.

                  (q) Transaction Proceeds. It is intended that Transaction
                      --------------------
Proceeds be equal to the equity value of the Corporation in connection with a Change in Control and that the form of the transaction (acquisition of stock or assets) not affect the amount of the Bonus Pool determined in accordance with
Article III. For example, in the event of a Change in Control consummated by an acquisition of the Corporation's shares of capital stock by an acquiror (via merger or otherwise), Transaction Proceeds shall equal the gross proceeds paid by an acquiring entity or entities to the holders of the Corporation's shares of capital stock in exchange for their shares. In the event of a Change in Control consummated by an acquisition of the Corporation's assets by

                                      -3-

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an acquiror, Transaction Proceeds shall mean the gross proceeds paid by the acquiring entity to the Corporation less Transaction Costs and Liabilities to the extent not assumed by the acquiring entity or entities. For purposes of this calculation, any proceeds not in the form of cash shall be valued at their fair market value (as determined by the Corporation's Board of Directors acting in good faith), on the date received by the Corporation or its shareholders, debtholders or security holders.

                                   ARTICLE III
                             POOL AND PARTICIPATION
                             ----------------------

                  3.1 Bonus Pool.
                      ----------

                  (a) In the event of a Change in Control, the Corporation shall create a bonus pool in an amount equal to fifteen percent (15%) of the Transaction Proceeds.

                  (b) In the event that the Transaction Proceeds are

insufficient to enable the Corporation to pay in full the Bonus Pool determined pursuant to Section 3.1(a) above and the Liabilities, the Bonus Pool shall be reduced to an amount equal to the Bonus Pool determined pursuant to Section 3.1(a) above, multiplied by a fraction the numerator of which is the Transaction Proceeds and the denominator of which is the sum of the Liabilities and the Bonus Pool determined pursuant to Section 3.1(a) above. For purposes of this paragraph 3.1(b), if the Transaction Proceeds are equal to the gross proceeds, the Transaction Costs shall be added to the Bonus Pool and the Liabilities to determine whether the Bonus Pool must be reduced and, in the event a reduction is required, the denominator of the fraction set forth above shall include the Transaction Costs.

                  3.2 Allocation of Bonus Pool. The Bonus Pool shall be
                      ------------------------
allocated among and paid to Participants who remain actively employed by the Corporation as of the Change in Control Date in accordance with the allocation formulas set forth on Schedule A hereto.
                      ----------

                  3.3 Assets in Bonus Pool. To the extent that the Transaction
                      --------------------
Proceeds are not in the form of cash, the Corporation may, in its sole and absolute discretion, fund the Bonus Pool with the type of consideration that constitutes the Transaction Proceeds.

                  3.4 No Segregation of Assets. This Plan shall at all times be
                      ------------------------
an unfunded contractual obligation of the Corporation payable from its general assets and no provision shall be at any time be made to segregate assets of the Corporation for payment of any amount under this Plan. No Participant or other person shall have any interest in any particular assets of the Corporation by reason of the amounts payable under this Plan and all Participants and other persons shall have only the rights of a general unsecured creditor of the Corporation with respect to any amounts payable under the Plan. The rights and interest of a Participant under this Plan may not be assigned or transferred.

                                      -4-

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                                   ARTICLE IV
                                RETENTION BONUSES
                                -----------------

                  4.1 Right to and Payment of Retention Bonuses. Each
                      -----------------------------------------
Participant who remains actively employed by the Corporation or a Subsidiary on the Change in Control Date shall, subject to Section 4.4, be entitled to receive his or her Bonus Amount within thirty (30) days of the payment of the Transaction Proceeds in connection with the Change in Control.

                  4.2 Other Benefits Payable. The Bonus Amounts described in
                      ----------------------
Section 4.1 above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but as yet unpaid compensation, rights, or other benefits which may be owed to a Participant following termination, including but not limited to accrued vacation, severance pay, amounts or benefits payable under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, 401(k) plan, life insurance plan, health plan, disability plan or similar or successor plan.

                  4.3 Payment Obligations Absolute. The Corporation's
                      ----------------------------
obligations to pay Bonus Amounts to Participants following the Change in Control Date as described in Section 4.1 shall be absolute and unconditional and, except as provided in Section 4.4, shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation or any of its Subsidiaries may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan and in no event shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer.

                  4.4 Tax Withholding. Notwithstanding any other provision of
                      ---------------
this Plan to the contrary, all Bonus Amounts hereunder shall be subject to all applicable federal, state and local payroll and withholding taxes.

                                    ARTICLE V
                            SUCCESSOR TO CORPORATION
                            ------------------------

                  The Plan shall bind any Successor. In the case of any transaction in which a Successor would not by the foregoing provision or by operation of law be bound by the Plan, the Corporation shall require such Successor expressly and unconditionally to assume and agree to perform the Corporation's obligations under the Plan, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

                                   ARTICLE VI
                       DURATION, AMENDMENT AND TERMINATION
                       -----------------------------------

                  6.1 Duration. If a Change in Control Date has not occurred,
                      --------
the Plan shall expire five (5) years from the Effective Date, unless sooner terminated as provided in Section 6.2, or unless extended for an additional period or periods by resolution adopted by the Board at any

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time during the fifth year of the Plan. If a Change in Control Date occurs during the term of this Plan, the Plan shall continue in full force and effect and shall not terminate or expire until after all Participants who become entitled to Bonus Amounts hereunder shall have received such payments in full.

                  6.2 Amendment and Termination. The Plan may be terminated or
                      -------------------------
amended in any respect by resolution adopted unanimously by the Board unless a Change in Control Date has previously occurred. If a Change in Control Date occurs, the Plan shall no longer be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

                  6.3 Form of Amendment. The form of any amendment or
                      -----------------
termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Corporation, certifying that the amendment or termination has been approved by the Board. An amendment of the Plan shall automatically effect a corresponding amendment to all Participants' rights hereunder. A termination of the Plan shall automatically effect a termination of all Participants' rights and benefits hereunder.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

                  7.1 Indemnification. If a Participant institutes any legal
                      ---------------
action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by the Plan, the Corporation will, if the Participant substantially prevails in such action, pay for all reasonable legal fees and expenses incurred by such Participant.

                  7.2 Employment Status. The Plan does not constitute a contract
                      -----------------
of employment or impose on the Participant or the Corporation or any of its Subsidiaries any obligation to retain the Participant as an employee, to change the status of the Participant's employment, or to change the Corporation's policies or those of its Subsidiaries' regarding termination of employment.

                  7.3 Validity and Severability. The invalidity or
                      -------------------------
unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  7.4 Governing Law. The validity, interpretation, construction
                      -------------
and performance of the Plan shall in all respects be governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of law provisions of such laws.

                  7.5 Named Fiduciary and Administrator. For the purposes of the
                      ---------------------------------
Employee Retirement Income Security Act of 1974, the Corporation shall be the "named fiduciary" and the "administrator" of the Plan. The Plan Administrator shall operate, interpret and implement the Plan. The Plan Administrator shall have all such powers as are necessary to discharge his duties,

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including, but not limited to, the interpretation and construction of all provisions of the Plan, the determination of all questions of eligibility, participation, benefits and all other related or incidental matters, and such duties and powers of Plan administration which are not assumed from time to time by any other appropriate entity, individual, or institution. The Plan Administrator shall decide all such questions and his decisions and determinations that are not arbitrary and capricious shall be binding and conclusive on the Corporation, the Participant, the Participant's designee, the Participant's spouse or other dependent or beneficiary, employees, and all other interested parties.

                  The Plan Administrator may require each Participant to submit, in such form as he shall deem reasonable and acceptable, proof of any information which the Plan Administrator finds necessary or desirable for the proper administration of the Plan.

                  7.6 Claims and Review. All inquiries and claims respecting the
                      -----------------
Plan must be made in writing and directed to the President and Chief Executive Officer of the Corporation.

                  [Remainder of Page Intentionally Left Blank]

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                                             MediaSite, Inc.



                                             ------------------------------
                                             By:
                                             Its:


                                             Jeffrey S. McCormick, representing
                                             The Compensation Committee of
                                             The Board of Directors



                                             ------------------------------


                                             Paul M. Kelley, representing
                                             The Compensation Committee of
                                             The Board of Directors



                                             ------------------------------

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                                   Schedule A
                                   ----------

                  The Bonus Pool shall be divided into two smaller pools equal to 1/3 and 2/3 of the Bonus Pool (respectively, the "1/3 Bonus Pool" and the "2/3 Bonus Pool"). The 1/3 Bonus Pool and the 2/3 Bonus Pool shall be allocated among Participants as follows:

         1.       1/3 Bonus Pool. Each Participant's share of the 1/3 Bonus Pool
                  --------------
shall be equal to the 1/3 Bonus Pool multiplied by the following fraction:

                        Participant's Base Salary on the Change in Control Date
                        -------------------------------------------------------
                        Total Base Salary of all Participants on the Change in Control Date

         2.       2/3 Bonus Pool. Each Participant's share of the 2/3 Bonus
                  ---------------
Pool, if any, shall be determined in accordance with an allocation recommended by the Corporation's Chief Executive Officer as approved by the Compensation Committee of the Corporation's Board of Directors.

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